EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING



                                                       Three Months Ended                  Six Months Ended
                                                 February 28,    February 28,       February 28,      February 28,
                                                     1997           1996               1997             1996
                                                 ------------    -----------        -----------      ------------
Weighted average shares of common stock           6,200,200       6,123,700          6,192,600         6,113,400

Impact of dilutive stock options of
401,100 and 222,600 as of February 28,
1997 and February 28, 1996, respectively              --              --                 --                --
                                                  ---------       ---------          ---------         ---------

Weighted average shares of common stock           6,200,200       6,123,700          6,192,600         6,113,400
                                                  =========       =========          =========         =========



                                       18